UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2017

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General Cannabis Corp (the “Company”) entered into a new employment agreement with Michael Feinsod, dated as of December 8, 2017 (the “Employment Agreement”), which provides for Mr. Feinsod’s continued employment with the Company as Executive Chairman of the Board of Directors of the Company.

Pursuant to the Employment Agreement, Mr. Feinsod’s base salary shall be $10,000 per month. In addition, pursuant to the terms of the Employment Agreement, the Company has recommended to the Board of Directors, and the Board of Directors approved on December 8, 2017, a grant to Mr. Feinsod of an option (the “Option”) to purchase 900,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with an exercise price equal to $3.45 per share, which was the closing price of the Company’s Common Stock on the OTCQB as of December 8, 2018, the date of grant.

Pursuant to the terms of the Employment Agreement, the Option consists of the following: (i) 600,000 shares subject to the Option have time-based vesting terms (the “Time Based Options”), with one-third of such shares vesting on each yearly anniversary of the date of grant, and (ii) 300,000 shares subject to the Option have performance-based vesting terms (the “Performance-Based Options”) with (a) one-third of such shares vesting on the date on which the Twenty Day Average Trading Price (as defined below) for a share of Common Stock equals or exceeds $3.50,  (b) an additional one-third of such shares vesting on the date on which the Twenty Day Average Trading Price for a share of Common Stock equals or exceeds $5.00, and (c) the remaining one-third of such shares vesting on the date on which the Twenty Day Average Trading Price for a share of Common Stock equals or exceeds $6.50, in each case, in accordance with the applicable option agreement.  Pursuant to the terms of the option agreement the “Twenty Day Average Trading Price” will equal or exceed a specified price when the Ten Day Volume Weighted Average Price for Common Stock (as defined below) has reached and remained at or above such price for 20 consecutive trading days, and the “Ten Day Volume Weighted Average Price” will mean, as of any date, the volume-weighted average Fair Market Value of the Common Stock for the last ten 10 consecutive trading days, as determined after market close on the tenth (10th) such consecutive trading day.

Mr. Feinsod shall be entitled to participate in all compensation, employee stock option plans and employee benefit plans or programs, and to receive all benefits, including, but not limited to, health and welfare benefits (collectively, the “Benefits”), which are approved by the Board of Directors of the Company and are generally made available by the Company to all employees. Mr. Feinsod shall also be eligible to receive equity compensation and other benefits or perks provided to non-employee directors of the Board.

If Mr. Feinsod is terminated by the Company without Cause, or terminates his employment with Good Reason, or upon his death or Disability (each as defined in the Employment Agreement), Mr. Feinsod shall be entitled to receive (i) continued payment of his monthly base salary for six (6) months following such termination (the “Severance Period”) and (ii) an amount equal to the Company’s cost of providing the Benefits for the Severance Period as if Mr. Feinsod’s employment had not terminated. In addition, upon such termination, all Time-Based Options shall become fully vested as to all shares then unvested, while any Performance-Based Options shall terminate to the extent unvested.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement and the Forms of Time-Based Options Award and Performance-Based Options Award, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 8, 2017, among the Company and Michael Feinsod
10.2	Form of Time-Based Options Award
10.3	Form of Performance-Based Options Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 14, 2017

GENERAL CANNABIS CORP

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 8, 2017, among the Company and Michael Feinsod
10.2	Form of Time-Based Options Award
10.3	Form of Performance-Based Options Award